Exhibit 21



                       EQUITABLE RESOURCES, INC.

                    Subsidiaries of the Registrant
                           December 31, 1994



                                                         Percentage
                                                             of
                                                           Voting
                                                         Securities
                                        State             Owned by
                                         of               Immediate
   Name of Subsidiary               Incorporation      Parent Company

Equitable Resources, Inc.
(also d/b/a Equitable Gas
Company)                            Pennsylvania
  EQT Capital Corporation             Delaware              100
     Equitable Gas-Energy
     Company                        Pennsylvania            100
     Kentucky West Virginia
     Gas Company                    West Virginia           100
       Equitrans, Inc.                Delaware              100
         ET Storage Company         Pennsylvania            100
       Nora Transmission
       Company                        Delaware              100
     ET Blue Grass Company            Delaware              100
     EREC Capital Corporation         Delaware              100
       Equitable Power Services
       Company                        Delaware              100
       Equitable Resources
       Energy Company               West Virginia           100
         Equitable Resources
         Marketing Company            Delaware              100
           Equitable Storage
           Company                    Delaware              100
           Equitable Pipeline
           Company                    Delaware              100
             LIG, Inc.                Delaware              100
             Louisiana Intrastate
             Gas Company LLC          Delaware              100
               LIG Liquids Company
               LLC                    Delaware              100
               LIG Chemical Company   Louisiana             100
               Tuscaloosa Pipeline
               Company                Louisiana             100
         Equitable Resources
         (Canada) Limited         Alberta, Canada           100
         Hershey Oil
         Corporation                 California             100
         Andex Energy, Inc.           Delaware              100
         ERI Realty, Inc.           Pennsylvania            100
         Equitable Resources
         (Argentina) Company          Delaware              100




Note: All subsidiaries are included in the consolidated financial statements of the Registrant. See Note A to Financial Statements, Page 31.